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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   MARCH 16, 1996
COMMISSION FILE NUMBER:  0-10095



                            UNIT INSTRUMENTS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


               CALIFORNIA                         33-0077406
      (STATE OR OTHER JURISDICTION             (I.R.S. EMPLOYER
           OF INCORPORATION)                 IDENTIFICATION NUMBER)


            22600 SAVI RANCH PARKWAY, YORBA LINDA, CALIFORNIA  92687
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (714) 921-2640



                     THIS REPORT CONSISTS OF TWO (2) PAGES.


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ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS
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On March 18, 1996, Unit Instruments, Inc. ("Unit" or "the Company") issued a press release to announce that it had reached agreement to acquire all outstanding shares of Control Systems, Inc. ("CSI"). CSI is a privately held corporation based in Rio Rancho, New Mexico with additional facilities in Chandler, Arizona. CSI fabricates gas isolation boxes and gas panels for several semiconductor manufacturers, of which Intel is the dominant customer. Unit intends to continue to operate CSI in substantially the same manner as its current business and maintain it as a wholly owned subsidiary of Unit. The company will change CSI from the calendar year to conform to Unit's fiscal year that ends on May 31.

Unit will form a new subsidiary, CSI Acquisition Corporation ("NUCO"), which will acquire all outstanding shares of CSI in exchange for $1,200,000 cash and approximately 275,000 shares of Unit common stock. Immediately after the acquisition is completed, NUCO will merge into CSI, leaving CSI as the surviving entity and a direct subsidiary of Unit.

The acquisition will be accounted for as a purchase. The major assets to be acquired as a result of this transaction are accounts receivable, inventories and production equipment used in the operation of CSI's business and such assets will continue to be used in the business. The cash utilized to acquire CSI will be sourced from Unit's cash balances in excess of short term requirements.

The purchase of CSI is expected to be completed in April 1996. Financial statements are not available at this time. However, for year ended December 1995, CSI had revenues of approximately $11 million (unaudited). The Company expects to file the required CSI financial statements and proforma consolidated financial statements within the next sixty (60) days.

The foregoing description of the pending purchase of CSI is qualified in its entirety pending the finalization of a definitive acquisition agreement. As this transaction is still pending, changes to the above-referenced acquisition terms may occur and there can be no assurances that an acquisition of CSI by the Company will be consummated.
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                                   SIGNATURES



Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    UNIT INSTRUMENTS, INC.




Date March 27, 1996                    By: /s/ Michael J. Doyle
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                                        President and Chief Executive Officer



Date March 27, 1996                     By  /s/  Gary N. Patten
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                                        Chief Financial Officer